UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 5, 2024

NovaBay Pharmaceuticals, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State of Other Jurisdiction of Incorporation)	001-33678 (Commission File Number)	68-0454536 (I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608 (Address of Principal Executive Offices) (Zip Code)

(510) 899-8800 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class Common Stock, par value $0.01 per share	Trading Symbol(s) NBY	Name of Each Exchange On Which Registered NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On November 5, 2024, NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and PRN Physician Recommended Nutriceuticals, LLC a Delaware limited liability company (“PRN”), entered into Amendment No. 1 (the “PRN APA Amendment”) to the previously announced Asset Purchase Agreement, by and between the Company and PRN, dated September 19, 2024 (the “Original PRN APA,” and, as amended by the PRN APA Amendment, the “PRN APA”). The PRN APA, consistent with the Original PRN APA, continues to provide for the sale of all of the Company’s eyecare products sold under the Avenova brand and the related assets (the “Avenova Assets”) to PRN, subject to meeting certain closing conditions including receiving stockholder approval (the “PRN Transaction”).

As previously reported on October 29, 2024, the Company announced that its Board of Directors (the “Board”) determined that an unsolicited and non-binding acquisition proposal from Refresh Acquisitions BidCo LLC (“Refresh”) to purchase the Avenova Assets (the “Refresh Unsolicited Offer”) was a “Superior Proposal” (as defined in the PRN APA). Subsequent to this Board determination, in accordance with the process in the PRN APA, the Company negotiated in good faith with PRN during the five (5) business day period following notice provided by the Company to PRN that the Refresh Unsolicited Offer was a “Superior Proposal.” As a result of these negotiations, PRN proposed amending the terms of the Original PRN APA by entering into the PRN APA Amendment, which provides for the following primary revisions to the Original PRN APA: (i) an increase in the base purchase price to $11.5 million from $9.5 million; (ii) the removal of debt financing contingencies and related PRN representations, while adding a new PRN representation that it has sufficient funding for the $11.5 million base purchase price; (iii) PRN providing the Company with a secured promissory note (the “Bridge Loan”) (as further discussed below); and (iv) PRN providing the Company with an equity funding commitment letter (the “PRN Equity Commitment Letter”) from RoundTable Healthcare Partners V, L.P. that provides for up to $13.0 million in financing to be used by PRN’s parent company, Acumen Intermediate Holdings, LLC, and contributed to PRN for payment of the purchase price at the closing of the PRN Transaction (with such updated terms, the “Revised PRN Transaction Terms”).

On November 4, 2024, after considering the Revised PRN Transaction Terms, including the PRN APA Amendment, the Bridge Loan and the PRN Equity Commitment Letter, the Board determined that (i) the Refresh Unsolicited Offer was no longer a “Superior Proposal” and (ii) the proposed amendments to the Original PRN APA, as provided in the PRN APA Amendment, and the consummation of the PRN Transaction are advisable and in the best interests of the Company and its stockholders. As a result, on November 5, 2024, the Company entered into the PRN APA Amendment and the Bridge Loan.

The Bridge Loan provides for the Company receiving a secured loan of up to $1.0 million from PRN as lender that will be funded in two tranches of $0.5 million each upon the Company providing written notice to PRN on or after November 22, 2024, and on or after December 6, 2024. The amounts borrowed under the Bridge Loan are required to be used for working capital purposes, will bear interest at a rate of 10% per annum and be secured by all of the Company’s assets as collateral. The Bridge Loan is to be repaid upon the earlier of the closing of the PRN Transaction (to be repaid from the purchase price), immediately upon termination of the PRN APA or February 28, 2025. If any Event of Default (as defined in the Bridge Loan) occurs, the outstanding principal amount of the Bridge Loan, plus any accrued and unpaid interest, shall become immediately due and payable with the interest rate on the outstanding principal amount of the Bridge Loan increasing to 12% per annum.

The foregoing summaries of the PRN APA, as amended by the PRN APA Amendment, and the Bridge Loan do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the PRN APA Amendment and the Bridge Loan, copies of which are respectively filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Additional information regarding the PRN Transaction and the Original PRN APA is included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 20, 2024 and in the Company’s definitive proxy statement on Schedule 14A for a special meeting of the Company’s stockholders (the “Special Meeting”) filed with the SEC on October 16, 2024 (the “Special Meeting Proxy Statement”).

In connection with the Revised PRN Transaction Terms and entering into the PRN APA Amendment and the Bridge Loan, the Company intends to provide its stockholders with additional supplemental disclosure to the Special Meeting Proxy Statement and will file relevant materials with the SEC. Stockholders are urged to read the Special Meeting Proxy Statement as supplemented and such other relevant materials for more information, including with respect to the terms of the PRN APA Amendment and the Bridge Loan.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Bridge Loan entered into by the Company on November 5, 2024 is incorporated herein by reference.

Item 8.01         Other Events.

A copy of the press release issued by the Company announcing that the Company entered into the PRN APA Amendment and the Bridge Loan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information and Where to Find It

In connection with the solicitation of proxies, on October 16, 2024, the Company filed the Special Meeting Proxy Statement with the SEC with respect to the Special Meeting in connection with the PRN Transaction and a potential voluntary liquidation and dissolution of the Company (the “Dissolution”). Promptly after filing the Special Meeting Proxy Statement with the SEC, the Company mailed the Special Meeting Proxy Statement and a proxy card to each stockholder entitled to vote at the Special Meeting to consider the PRN Transaction and the Dissolution. STOCKHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING IN CONNECTION WITH THE PRN TRANSACTION AND THE DISSOLUTION, THAT THE COMPANY HAS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PRN TRANSACTION AND THE DISSOLUTION. Stockholders may obtain, free of charge, the Special Meeting Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the PRN Transaction and the Dissolution at the SEC’s website (http://www.sec.gov) or at the Company’s investor relations website https://novabay.com/investors/) or by writing to NovaBay Pharmaceuticals, Inc., Investor Relations, 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The Company’s website address is provided as an inactive textual reference only. The information provided on, or accessible through, the Company’s website is not part of this Current Report on Form 8-K, and, therefore, is not incorporated herein by reference.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed PRN Transaction and the proposed Dissolution. A list of the names of the directors and executive officers of the Company and information regarding their interests in the PRN Transaction and the Dissolution, including their respective ownership of the Company’s common stock and other securities is contained in the Special Meeting Proxy Statement for the proposed PRN Transaction and the proposed Dissolution. In addition, information about the Company’s directors and executive officers and their ownership in the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC on March 26, 2024, as amended on March 29, 2024 and as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the PRN Transaction (including the Revised PRN Transaction Terms, the PRN APA Amendment and the Bridge Loan), the Refresh Unsolicited Offer, the Dissolution and related matters such as the impact of the PRN Transaction on the Company. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC and the Special Meeting Proxy Statement, as supplemented, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
2.1*	Amendment No. 1 to Asset Purchase Agreement, dated as of November 5, 2024, between PRN Physician Recommended Nutriceuticals, LLC and NovaBay Pharmaceuticals, Inc.
10.1*	Secured Promissory Note, dated as of November 5, 2024, between NovaBay Pharmaceuticals, Inc., as borrower, and PRN Physician Recommended Nutriceuticals, LLC, as lender.
99.1	Press Release dated as of November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits were omitted as well as certain confidential portions of the agreement by means of marking such portions with brackets (due to such confidential portions not being material and being the type of information that the Company treats as private or confidential) pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit, or confidential portions of an exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: November 6, 2024